Exhibit 23.2
PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto-Dominion Centre
Toronto, Ontario
Canada M5K1G8
Telephone+1 416 863 1133
Facsimile+1 416 365 8215
www.pwc.com/ca
January 31, 2011
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form S-1 of Swisher Hygiene Inc. of our report dated October 25, 2010, except as to Note 16, which is as of November 2, 2010 relating to the consolidated financial statements of CoolBrands International Inc. as at August 31, 2010 and 2009 and for each of the years in the three-year period ended August 31, 2010, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Chartered Accountants, Licensed Public Accountants
“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate legal entity.